Exhibit 99.2

REAL ESTATE PURCHASE AND SALE AGREEMENT

among

Steven C. Dressler, an individual, Adele Dressler, an individual, Adele Dressler, Trustee under a certain Agreement of Trust dated October 9, 1996, for benefit of Cynthia

Dressler, and Adele Dressler, Trustee under a certain Agreement of Trust dated

October 28, 1999, for benefit of Adele Dressler’s grandchildren,

collectively, as Seller,

and

Core-Mark Midcontinent, Inc.,

as Purchaser,

Dated as of June 6, 2006

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

		Page
Article XI	INDEMNIFICATION	25

11.1	Survival of Representations and Warranties	25

11.2	Indemnification	25

Article XII	SELLER REPRESENTATIVE	25

12.1	Appointment	25

12.2	Access; Disclosure; Liability	25

12.3	Replacement	26

12.4	Indemnification	26

12.5	Payment of Costs	26

12.6	Seller Fully Liable	26

iii

REAL ESTATE PURCHASE AND SALE AGREEMENT

This REAL ESTATE PURCHASE AND SALE AGREEMENT (the “Agreement”) dated as of June 6, 2006, is made by and among Core-Mark Midcontinent, Inc., an Arkansas corporation (“Purchaser”), Steven C. Dressler, an individual, Adele Dressler, an individual, Adele Dressler, Trustee under a certain Agreement of Trust dated October 9, 1996, for benefit of Cynthia Dressler, and Adele Dressler, Trustee under a certain Agreement of Trust dated October 28, 1999, for benefit of Adele Dressler’s grandchildren (collectively, “Seller”).

RECITALS

A. Seller is the legal and equitable owner of the real property described on Schedule 1.1(a) attached hereto (the “Unimproved Parcel”).

B. Seller is the equitable owner of the real property described on Schedule 1.1(b) attached hereto (the “Improved Parcel”).

C. Seller desires to sell, transfer and assign to Purchaser or its designated Affiliate or Affiliates, and Purchaser desires to (or to cause its designated Affiliate or Affiliates to) acquire from Seller, all of the Property, all as more specifically provided herein.

D. Simultaneously with the execution and delivery of this Agreement, Core-Mark Holding Company, Inc., a Delaware corporation (“Parent”), Purchaser and Klein Candy Co., L.P., a Pennsylvania limited partnership (“Klein”) have entered into a certain Asset Purchase Agreement (the “Asset Purchase Agreement”) for the purchase by Parent and Purchaser of the assets used in the convenience store distribution Business of Klein.

E. Certain terms used in this Agreement are defined in Section 1.1. Other capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Asset Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Certain Definitions.

For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

“Business Day” means any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized to close.

“Contract” means any contract, agreement, indenture, note, bond, mortgage, loan, instrument, lease, license, commitment or other material arrangement, understanding or undertaking, commitment or obligation, whether written or oral, affecting the Land, the Building or the Personal Property (including the maintenance of any such), and all renewals thereof, substitutions therefor and additions thereto, including purchase orders, maintenance agreements, supply contracts, construction contracts, equipment leases, advertising agreements, franchise agreements, license agreements and service contracts, excluding Leases (collectively, the “Contracts”).

“Documents” means all files, documents, instruments, papers, books, reports, records, tapes, microfilms, photographs, letters, budgets, forecasts, ledgers, journals, title policies, regulatory filings, operating data and plans, technical documentation (Plans and Specifications, building equipment and machinery operating instructions, manuals, etc), user documentation (installation guides, user manuals, training materials, release notes, working papers, etc.), and other similar materials related to the Property, in each case whether or not in electronic form.

“Excluded Contracts” means all Contracts (including any brokerage or commission agreements) other than those agreements, if any, specifically listed as Property on Schedule 2.1.

“GAAP” means generally accepted accounting principles in the United States as of the date hereof.

“Governmental Body” means any government or governmental or regulatory body thereof, or political subdivision thereof, whether foreign, federal, state, or local, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

“Indebtedness” of any Person means, without duplication, (i) the principal, accreted value, accrued and unpaid interest, prepayment and redemption premiums or penalties (if any), unpaid fees or expenses and other monetary obligations in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the ordinary course of business); (iii) all obligations of such Person under leases required to be capitalized in accordance with GAAP; (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction; (v) all obligations of such Person under interest rate or currency swap transactions (valued at the termination value thereof); (vi) all amounts payable to other Persons affiliated with the Seller or any of them; (vii) all obligations of the type referred to in clauses (i) through (vi) of any Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations; and (viii) all obligations of the type referred to in clauses (i) through (vii) of other Persons secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person).

“Knowledge of Seller” means the knowledge, after due inquiry, of Adele Dressler and Steven C. Dressler.

“Land” means the Unimproved Parcel described on Schedule 1.1(a) attached hereto and the Improved Parcel described on Schedule 1.1(b) attached hereto.

“Law” means any federal, state or local law (including common law), statute, code, ordinance, rule, regulation, Order or other requirement.

“Leases” means all leases, subleases, licenses and other occupancy agreements for leasing or occupancy of the Land or space in the Building, all of which are listed on Schedule 1.1(c) attached hereto.

“Legal Proceeding” means any judicial, administrative or arbitral actions, suits, mediations, investigations, inquiries, proceedings or claims (including counterclaims) by or before a Governmental Body.

“Liability” means any debt, loss, damage, adverse claim, fines, penalties, liability or obligation (whether direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, matured or unmatured, determined or determinable, disputed or undisputed, liquidated or unliquidated, or due or to become due, and whether in contract, tort, strict liability or otherwise), and including all costs and expenses relating thereto (including all fees, disbursements and expenses of legal counsel, experts, engineers and consultants and costs of investigation).

“Lien” means any lien, encumbrance, pledge, mortgage, deed of trust, security interest, claim, charge, lease (other than the Leases), option, right of first refusal, easement, servitude, proxy, voting trust or agreement, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

“Material Adverse Effect” has the meaning ascribed thereto under the Asset Purchase Agreement.

“Order” means any order, injunction, judgment, doctrine, decree, ruling, writ, assessment or arbitration award of a Governmental Body.

“Permits” means any approvals, authorizations, consents, licenses, permits or certificates of a Governmental Body, including all certificates of occupancy and other permits, licenses, and authorizations, if any, pertaining to the occupancy, use, development and/or leasing of the Land and the Building and all renewals thereof, substitutions therefor and additions thereto.

“Permitted Exceptions” means (i) exceptions, restrictions, easements, rights of way and similar encumbrances to title of real estate which do not materially affect the value or current use of the real property affected thereby; (ii) statutory liens for current Taxes, assessments or other governmental charges not yet delinquent; (iii) statutory mechanics’, carriers’, workers’ and repairers’ Liens arising or incurred in the ordinary course of business and securing obligations that are Purchased Contracts and that are not resulting from a breach, default or violation by Seller of any Contract or Law; and (iv) zoning, entitlement and other land use and environmental regulations by any Governmental Body, provided that such regulations have not been violated.

“Person” means any individual, corporation, limited liability company, partnership (general or limited), firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

“Personal Property” means all fixtures, machinery, equipment, supplies, inventory, signs, building systems and other articles of personal property of every kind and character owned by Seller and used in connection with the Land or Building.

“Plans and Specifications” means all plans and specifications for the Building, including construction drawings, blueprints, design schematics and shop drawings, any surveys of the Landlord and/or Building, and any studies, analyses, reports and other written materials pertaining to the condition of the Building or the Land.

“Property” means (i) the Land, (ii) all buildings and other improvements and structures situated on the Land (collectively, the “Building”), (iii) all Seller’s right, title and interest in and to the Personal Property, (iv) all Seller’s right, title and interest, if any, in or to all minerals, oil, gas and other hydro-carbon substances on or under the Land, (v) all Seller’s right, title and interest, if any, in or to all adjacent strips, streets, roads, alleys and rights-of ways, public or private, open or proposed, (vi) all Seller’s right, title and interest, if any, in or to all easements, tenements, hereditaments and privileges, whether or not of record, appurtenant to the Land or the Building, (vii) all Seller’s right, title and interest in and to (a) Leases, and (b) all security deposits, guaranties, advance rentals and bonds under the Leases, whether in the form of cash, collateral, letters of credit or any other form (collectively, “Security Deposits”), (viii) all Seller’s right, title and interest, if any, in and to all Permits, (ix) all Seller’s right, title and interest, if any, in and to all Purchased Contracts, (x) all Seller’s right, title and interest, if any, in and to all Documents, and (xi) all Seller’s right, title and interest, if any, in and to all transferable warranties or guaranties given by any contractor, manufacturer or materialmen in connection with the construction, maintenance, repair or renovation of the Land, the Building or the Personal Property (the “Warranties”).

“Purchased Contracts” means the Contracts listed on Schedule 2.1.

“Tax” or “Taxes” means (i) any and all federal, state or local taxes, charges, fees, imposts, levies or other assessments, including without limitation all use, ad valorem, value added, transfer, license, excise, stamp, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever relating to the Property; (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Taxing Authority in connection with any item described in clause (i); and (iii) any liability in respect of any items described in clauses (i) and/or (ii) payable by reason of Contract, assumption, transferee liability, operation of law or otherwise.

“Taxing Authority” means any Governmental Body responsible for the administration of any Tax, and any other Person to which any Governmental Body may have delegated administration or collection of any Tax.

“Title Company” means Republic Title, as agent for First American Title Insurance Company, 2626 Howell Street, Dallas, Texas.

“Trusts” means the Agreement of Trust dated October 9, 1996, for benefit of Cynthia Dressler, and the Agreement of Trust dated October 28, 1999, for benefit of Adele Dressler’s grandchildren, as each of them may be supplemented, restated, amended or modified from time to time.

“Trustee” means Adele Dressler, in her capacity as Trustee under either or both (as applicable) of either of the Trusts.

1.2 Terms Defined Elsewhere in this Agreement. For purposes of this Agreement, the following terms have meanings set forth in the sections indicated:

Term	Section
Asset Purchase Agreement	Recitals
Agreement	Introductory Paragraph
Closing	4.1
Closing Date	4.1
Exception Documents	7.4(a)
FIRPTA Affidavit	8.1(e)
Improved Parcel	Recitals
Inspection Period	7.4(b)
Klein	Recitals
-Parent	Recitals
Purchase Price	3.1
Purchaser	Introductory Paragraph
Purchaser Documents	6.2
Representatives	7.6(a)
Seller	Introductory Paragraph
Survey	7.4(a)
Surveyor	7.4(a)
Title Commitment	7.4(a)
Title Policy	8.1(i)
Transfer Taxes	11.1
Unimproved Parcel	Recitals

1.3 Other Definitional and Interpretive Matters.

(a) Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

Calculation of Time Period. When calculating the period of time before which, within which or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

Dollars. Any reference in this Agreement to $ shall mean U.S. dollars.

Exhibits/Schedules. The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Section” are to the corresponding Section of this Agreement unless otherwise specified.

Herein. The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

Including. The word “including” or any variation thereof means (unless the context of its usage requires otherwise) “including, but not limited to,” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

ARTICLE II

PURCHASE AND SALE OF PROPERTY; ASSUMPTION OF LIABILITIES

2.1 Purchase and Sale of Property. On the terms and subject to the conditions set forth in this Agreement, at the Closing Purchaser shall (or shall cause its designated Affiliate or Affiliates to) purchase, acquire and accept from Seller, and Seller shall sell, transfer, assign, convey and deliver to Purchaser good and marketable title to all of the Property, free and clear of all Liens except for Permitted Exceptions. The Property includes the Purchased Contracts listed on Schedule 2.1. Purchaser shall only assume liabilities of Seller that arise under the Purchased Contracts after the Closing Date; Seller shall retain all liabilities under the Purchased Contracts arising on or before the Closing Date.

2.2 Excluded Liabilities. Purchaser will not assume or be liable for any Liabilities arising out of, relating to or otherwise in respect of the ownership, occupancy or leasing of the Property on or before the Closing Date, whether by Seller, any predecessor in interest to Seller or any tenant of the any portion of the Property, including without limitation the following Liabilities:

(a) all accounts payable (including, without limitation, any accounts payable relating to expenses of Seller in connection with this Agreement and the transactions contemplated hereby);

(b) all Liabilities arising out of, under or in connection with Contracts that are not Purchased Contracts and, with respect to Purchased Contracts, Liabilities in respect of a breach by or default of Seller under such Contracts with respect to any period prior to Closing;

(c) all Liabilities arising out of, under or in connection with any Indebtedness of Seller, including any related to any mortgages on real property;

(d) all Liabilities for Taxes that relate to the Property for taxable periods (or portions thereof) ending on or before the Closing Date, including, without limitation, Taxes allocable to Seller pursuant to Section 9.2, and payments under any Tax allocation, sharing or similar agreement (whether oral or written);

(e) all Liabilities in respect of any pending or threatened Legal Proceeding, or any claim arising out of, relating to or otherwise in respect of the ownership, occupancy or leasing of the Property to the extent such Legal Proceeding or claim relates to such ownership, occupancy or leasing of the Property on or prior to the Closing Date;

(f) all Liabilities relating to any dispute with any Person existing as of the Closing Date or based upon, relating to or arising out of events, actions, or failures to act prior to the Closing Date; and

(g) all Liabilities arising out of, under or in connection with the existence, operations of, or the business of any tenant at the Property with respect to any period prior to Closing.

2.3 Further Conveyances and Assumptions; Consent of Third Parties. From time to time following the Closing, Seller and Purchaser shall execute, acknowledge and deliver all such further conveyances, notices, assumptions, releases and aquittances and such other instruments, and shall take such further actions, as may be necessary or appropriate to assure fully to Purchaser and Seller and their respective successors or assigns, all of the benefits, properties, rights, titles, interests, estates, remedies, powers and privileges intended to be conveyed to them under this Agreement, and to otherwise make effective the transactions contemplated hereby and thereby.

2.4 Proration of Certain Expenses and Income. Subject to Section 9.2 with respect to Taxes, all payments (including any prepaid amounts) due or receivable under any Purchased Contracts constituting part of the Property shall be prorated between Seller, on the one hand, and Purchaser, on the other hand, as of the Closing Date.

ARTICLE III

CONSIDERATION

3.1 Consideration; Payment. The total consideration for the Property shall be an amount in cash equal to $6,080,000.00 (the “Purchase Price”). On the Closing Date, Purchaser shall pay the Purchase Price by wire transfer of immediately available funds into an account designated by Title Company in writing not fewer than three Business Days prior to the Closing Date for disbursement at Closing in accordance with this Agreement.

ARTICLE IV

CLOSING AND TERMINATION

4.1 Closing Date. The consummation of the purchase and sale of the Property provided for in Article II hereof (the “Closing”) shall take place at the offices of Rosenn, Jenkins & Greenwald, L.L.P., located at 15 South Franklin Street, Wilkes-Barre, Pennsylvania 18711-0075 (or at such other place as the parties may designate in writing) at 10:00 a.m. (EDST) on a date to be specified by the parties (the “Closing Date”), which date shall be no later than the third Business Day after satisfaction or waiver of the conditions set forth in Article VII (other than conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or waiver of those conditions at such time), unless another time, date or place is agreed to in writing by the parties hereto; provided, that in any event the Closing shall take place on the same date and at the same time as the closing of the Asset Purchase Agreement.

4.2 Termination of Agreement. This Agreement may be terminated prior to the Closing as follows:

(a) automatically if the closing of the Asset Purchase Agreement is terminated by rights granted to either party thereunder;

(b) by mutual written consent of Seller and Purchaser;

(c) by Purchaser, if Seller shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, or if any representation or warranty of Seller shall have become untrue, in either case such that the conditions set forth in Section 8.1(a) or 8.1(b) would not be satisfied and such breach is incapable of being cured or, if capable of being cured, shall not have been cured within ten days following receipt by Seller of notice of such breach from Purchaser; or

(d) by Seller, if Purchaser shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, or if any representation or warranty of Purchaser shall have become untrue, in either case such that the conditions set forth in Section 8.2(a) or 8.2(b) would not be satisfied and such breach is incapable of being cured or, if capable of being cured, shall not have been cured within ten days following receipt by Purchaser of notice of such breach from Seller.

4.3 Procedure Upon Termination. In the event of termination and abandonment by Purchaser or Seller pursuant to Section 4.2 hereof, written notice thereof shall forthwith be given to the other party or parties, and this Agreement shall terminate, and the purchase of the Property hereunder shall be abandoned, without further action by Purchaser or Seller.

4.4 Effect of Termination. In the event that this Agreement is validly terminated as provided herein, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to Purchaser or Seller; provided, however, that the obligations of the parties set forth in Articles X and XII of the Asset Purchase Agreement shall survive any such termination and shall be enforceable thereunder.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Purchaser that:

5.1 Organization and Good Standing. The Trustee is duly and validly appointed as the trustee under (i) a certain Agreement of Trust dated October 9, 1996, for benefit of Cynthia Dressler, and under (ii) a certain Agreement of Trust dated October 28, 1999, for benefit of Adele Dressler’s grandchildren. Each such trust is formed under the laws of the Commonwealth of Pennsylvania, duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted and as currently proposed to be conducted. Seller has delivered to Purchaser true and complete copies of the agreement of trust for each such trust as in effect on the date hereof.

5.2 Authorization of Agreement. Seller has all requisite power, authority and legal capacity to execute and deliver this Agreement, and each Seller, respectively, has all requisite power, authority and legal capacity to execute and deliver each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by Seller in connection with the transactions contemplated by this Agreement (the “Seller Documents”) to perform their respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and the Seller Documents will be at or prior to the Closing, duly and validly executed and delivered by each Seller which is a party hereto and thereto, and (assuming the due authorization, execution and delivery by Purchaser) this Agreement constitutes, and each of the Seller Documents when so executed and delivered will constitute, legal, valid and binding obligations of Seller, enforceable against Seller in accordance with its terms. Each Seller that is a natural person has attained the age of majority, has full capacity to contract and is not subject to any conservatorship, guardianship or legal disability.

5.3 Conflicts; Consents of Third Parties.

(a) Except as set forth on Schedule 5.3(a), none of the execution and delivery by Seller of this Agreement, the consummation of the transactions contemplated hereby, or compliance by Seller with any of the provisions hereof will conflict with, or result in any violation or breach of, or conflict with or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or give rise to any obligation of Seller to make any payment under, or to the increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Liens upon any of the Property under any provision of (i) the trust agreement of any Seller; (ii) any Contract or Permit to which Seller is a party or by which any of the Property is bound; (iii) any Order applicable to Seller or by which any of the Property is bound; or (iv) any applicable Law.

(b) No consent, waiver, approval, Permit or authorization of or filing with, or notification to, any Person or Governmental Body is required on the part of Seller in connection with (i) the execution and delivery of this Agreement or the Seller Documents, the compliance by Seller with any of the provisions hereof and thereof, the consummation of the transactions contemplated hereby and thereby or the taking by Seller of any other action contemplated hereby or thereby, or (ii) the continuing validity and effectiveness immediately following the Closing of any Contract or Permit of Seller.

5.4 Title to Property. Seller owns good and marketable fee title to all of the Property except the Improved Parcel, free and clear of all Liens other than Permitted Exceptions. Seller shall own good and marketable fee title to the Improved Parcel as of the Closing, free and clear of all Liens other than Permitted Exceptions.

5.5 Absence of Certain Developments. Except as expressly contemplated by this Agreement, and except for Permitted Exceptions or as shown on Schedule 5.5, since the date hereof:

(i) there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the Property having a replacement cost of more than $10,000 for any single loss or $50,000 for all such losses;

(ii) Seller has not mortgaged, pledged or subjected to any Lien any of the Property (except for Liens that will be paid and removed by Seller on or before Closing) or sold, assigned, transferred, conveyed, leased or otherwise disposed of any of the Property, except for Personal Property acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the ordinary ownership, leasing and maintenance of the Property;

(iii) Seller has not made or committed to make any capital expenditures in excess of $10,000 regarding the Property;

(iv) Seller has not granted any lease, license, easement, right of way or other similar right with respect to any of the Property; and

(v) Seller has not agreed, committed, arranged or entered into any understanding to do anything set forth in this Section 5.5.

5.6 Taxes.

(a) (i) All Taxes relating to the Property have been fully and timely paid. There are no Liens for Taxes upon the Property, except for Permitted Exceptions.

(b) No agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation) with respect to the Property has been executed or filed with any Taxing Authority by or on behalf of any Seller. No Seller has executed or entered into any agreement with, or obtained any consents or clearances from, any Taxing Authority, or has been subject to any ruling guidance specific to any of the Sellers, that would be binding on Purchaser or the Property for any taxable period (or portion thereof) ending after the Closing Date.

(c) None of the Persons who are Seller hereunder is a “foreign person” within the meaning of section 1445 of the Code.

(d) None of the Property is (i) property required to be treated as being owned by another Person pursuant to the provisions of section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) “tax-exempt use property” within the meaning of section 168(h)(1) of the Code, (iii) ”tax-exempt bond financed property” within the meaning of section 168(g) of the Code, except as set forth in Schedule 5.6(e), (iv) “limited use property” within the meaning of Rev. Proc. 2001-28, (v) described in section 168(g)(1)(A) of the Code with respect to which any Seller or any of its Affiliates has claimed depreciation deductions in determining its U.S. federal income tax liability, or (vi) subject to any provision of Law comparable to any of the provisions listed above.

5.7 Real Property.

(a) All of the Building and fixtures and improvements thereon owned by Seller are suitable for their current use and, except as stated in the Purchaser’s Structural Condition Assessment, in good operating condition without structural defects and the mechanical and other systems located thereon are in good operating condition. None of the Building or other improvements located on the Property constitute a legal non-conforming use or otherwise require any special dispensation, variance or special permit under any Laws. Seller has delivered to Purchaser true, correct and complete copies of (i) all deeds, title reports and surveys for the Property and (ii) the Leases, together with all amendments, modifications or supplements, if any, thereto. Except as set forth on Schedule 1.1(c), the Property is not subject to any leases, rights of first refusal, options to purchase or rights of occupancy.

(b) Seller has all material certificates of occupancy and Permits of any Governmental Body necessary or useful for the current use and occupancy of the Property, and Seller has fully complied with all material conditions of the Permits applicable to Seller or the Property. No default or violation, or event that with the lapse of time or giving of notice or both would become a default or violation, has occurred in the due observance of any Permit.

(c) There does not exist any actual or, to the Knowledge of Seller, threatened or contemplated condemnation or eminent domain proceedings that affect the Property or any part thereof, and Seller has not received any notice, oral or written, of the intention of any Governmental Body or other Person to take or use all or any part thereof. Seller has not received notice concerning the anticipated widening, change of grade or limitation on use of streets abutting the Property or concerning any special taxes or assessments levied or to be levied against the Property or any part thereof.

(d) Seller has not received any notice from any insurance company that has issued a policy with respect to any part of the Property requiring performance of any structural or other repairs or alterations to the Property. No written notice of cancellation has been received by Seller with respect to any insurance affecting the Property and all premiums therefor have been paid. No insurance company insuring either the Building or the Personal Property nor the board of fire underwriters has delivered to Seller written notice (i) that any insurance policy now in effect will not be renewed or (ii) that Seller or any tenant under any lease of any portion of the Property has failed to comply with insurance requirements or (iii) that material defects or inadequacies exist in the Property, or in any part thereof.

(e) All bills and other payments due with respect to the ownership, occupancy, leasing and maintenance of the Property (including without limitation costs and expenses relating to materials supplied and labor performed) have been paid or will be paid before Closing in the ordinary course of business.

(f) Neither Seller not any of its Affiliates owned any parcel of land that is contiguous with any portion of the Land.

(g) Notwithstanding anything contained in this Section 5 to the contrary, Purchaser acknowledges that it is acquiring the Property, Buildings, Fixtures and Personal Property in “as is” condition and Purchaser is conducting its own due diligence and investigation and inspection thereof. Purchaser is not relying on any representations or warranties of any kind whatsoever, express or implied, from Seller as to any matters concerning the Property, including, without limitation, the condition or safety of the Property or any improvements thereon, except the express representations stated herein.

5.8 Personal Property. Seller has no Personal Property located on the Land and uses no Personal Property in the ownership of the Property.

5.9 Contracts. Each of the Purchased Contracts is in full force and effect and is the legal, valid and binding obligation of Seller, and of the other parties thereto, enforceable against each of them in accordance with its terms and, upon consummation of the transactions contemplated by this Agreement, and shall continue in full force and effect without penalty or other adverse consequence. Seller is not in default under any Purchased Contract, nor, to the Knowledge of Seller, is any other party to any Purchased Contract in breach of or default thereunder, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a breach or default by Seller or any other party thereunder. No party to any of the Purchased Contracts has exercised any termination rights with respect thereto, and no such party has given notice of any significant dispute with respect to any Purchased Contract. Seller has, and will transfer to Purchaser at the Closing, good and valid title to the Purchased Contracts, free and clear of all Liens other than Permitted Exceptions. Seller has delivered to Purchaser true, correct and complete copies of all of the Contracts, together with all amendments, modifications or supplements thereto. There are no Contracts affecting the Property other than Purchased Contracts, or if there are, Seller shall have terminated all Contracts effective as of the Closing Date that are not Purchased Contracts.

5.10 Litigation. There is no Legal Proceeding pending or, to the Knowledge of Seller, threatened against Seller or the Property, or to which Seller is otherwise a party, before any Governmental Body, that would affect the Property or Seller’s ability to consummate the transactions contemplated herein or that would in any manner constitute a lien, claim or obligation of any kind against the Property. Seller is not subject to any Order, and Seller is not in breach or violation of any Order. There are no Legal Proceedings pending or, to the Knowledge of Seller, threatened against Seller or to which Seller is otherwise a party relating to this Agreement or the transactions contemplated hereby.

5.11 Compliance with Laws; Permits. The Property is in compliance in all material respects with all Laws, and Seller has not received any written or other notice of or been charged with the violation of any Laws relating thereto. To the Knowledge of Seller, Seller is not under investigation with respect to the violation of any Laws applicable to the Seller’s ownership, occupancy and leasing of the Property and there are no facts or circumstances which could form the basis for any such violation. Seller currently has all Permits which are required for the Seller’s ownership, occupancy and leasing of the Property. Seller is not in default or violation, and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation, in any material respect of any term, condition or provision of any Seller Permit and, to the Knowledge of Seller, there are no facts or circumstances which could form the basis for any such default or violation. There are no Legal Proceedings pending or, to the Knowledge of Seller, threatened, relating to the suspension, revocation or modification of any of the Permits. None of the Permits will be impaired or in any way affected by the consummation of the transactions contemplated by this Agreement.

5.12 Insurance. Set forth in Schedule 5.12 is a list of all insurance policies and all fidelity bonds held by or applicable to Seller in its ownership, occupancy and leasing of the Property setting forth, in respect of each such policy, the policy name, policy number, carrier, term, type and amount of coverage and annual premium. Excluding insurance policies that have expired and been replaced, no insurance policy has been cancelled within the last two years and, to the Knowledge of Seller, no threat has been made to cancel any insurance policy of Seller relating to the ownership, occupancy and leasing of the Property during such period. No event has occurred, including the failure by Seller to give any notice or information, or Seller giving any inaccurate or erroneous notice or information, which limits or impairs the rights of Seller under any such insurance policies.

5.13 Full Disclosure. To the Knowledge of Seller, no representation or warranty of Seller contained in this Agreement or any of the Seller Documents and no written statement made by or on behalf of Seller to Purchaser or any of its Affiliates pursuant to this Agreement or any of the Seller Documents contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in the context in which they were made, not misleading. To the Knowledge of Seller, there is no fact of which Purchaser is unaware that Seller has not disclosed to Purchaser in writing which could reasonably be expected to have a Material Adverse Effect under the Asset Purchase Agreement.

5.14 Financial Advisors. Except as set forth on Schedule 5.13, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for Seller in connection with the transactions contemplated by this Agreement and no Person is or will be entitled to any fee or commission or like payment in respect thereof. All fees to persons listed on Schedule 5.13 shall be paid by Seller, and neither Purchaser nor Parent shall have any liability for any such fee.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Seller that:

6.1 Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Arkansas.

6.2 Authorization of Agreement. Purchaser has full corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by it in connection with the consummation of the transactions contemplated hereby and thereby (the “Purchaser Documents”), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement and each Purchaser Document to which it is a party have been duly authorized by all necessary action on behalf of Purchaser. This Agreement has been, and each Purchaser Document will be at or prior to the Closing, duly executed and delivered by Purchaser, and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Purchaser Document when so executed and delivered will constitute, the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

6.3 Conflicts; Consents of Third Parties.

(a) Except as set forth on Schedule 6.3 hereto, none of the execution and delivery by Purchaser of this Agreement and of the Purchaser Documents, the consummation of the transactions contemplated hereby or thereby, or the compliance by Purchaser with any of the provisions hereof or thereof will conflict with, or result in violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under any provision of (i) the certificate of incorporation and by-laws of Purchaser; (ii) any Contract, or Permit to which Purchaser is a party; (iii) any Order of any Governmental Body applicable to Purchaser; or (iv) any applicable Law.

(b) Except as set forth on Schedule 6.3 hereto, no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or

Governmental Body is required on the part of Purchaser in connection with the execution and delivery of this Agreement or the Purchaser Documents or the compliance by Purchaser with any of the provisions hereof or thereof, except for such consents, waivers, approvals, Orders, Permits, authorizations, declarations, filings or notifications that, if not obtained, made or given, would not, individually or in the aggregate, have a material adverse effect on the ability of Purchaser to consummate the transactions contemplated by this Agreement.

6.4 Litigation. There are no Legal Proceedings pending or, to the Knowledge of Purchaser, threatened that are reasonably likely to prohibit or restrain the ability of Purchaser to enter into this Agreement or consummate the transactions contemplated hereby.

6.5 Financial Advisors. No Person has acted, directly or indirectly, as a broker, finder or financial advisor for Purchaser in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

ARTICLE VII

COVENANTS

7.1 Access.

(a) Seller shall, and shall cause any tenant at the Property to, afford to Purchaser and its accountants, counsel, financial advisors and other representatives, and to prospective lenders and each of their respective representatives, full access, during normal business hours upon reasonable notice throughout the period prior to the Closing, to the Property, Contracts, any commitments and records relating to the Property and, during such period, shall furnish promptly such information concerning the Property as Purchaser shall reasonably request; provided, however, such investigation shall not unreasonably disrupt Seller’s tenant’s operations. Prior to the Closing, Seller shall generally keep Purchaser informed as to all material matters involving the ownership, occupancy and leasing of the Property. Seller shall authorize and direct the appropriate Trustees, managers and employees of Seller, as the case may be, to discuss matters involving the ownership, occupancy and leasing of the Property with representatives of Purchaser, Parent and their prospective lenders. All nonpublic information provided to, or obtained by, Purchaser or Parent in connection with the transactions contemplated hereby shall be confidential; provided that Purchaser, Parent and Seller may disclose such information as may be necessary in connection with seeking necessary consents and approvals as contemplated hereby. Notwithstanding the foregoing, Seller shall not be required to disclose any information if such disclosure would contravene any applicable Law. No information provided to or obtained by Purchaser or Parent pursuant to this Section 7.1 shall limit or otherwise affect the remedies available to Purchaser and / or Parent to seek indemnification pursuant to Article X of the Asset Purchase Agreement, or the representations or warranties of, or the conditions to the obligations of, the parties hereto or thereto. Purchaser shall cause the Title Company to deliver a copy of the title binder on the Property to be delivered to the Seller.

(b) Purchaser and Purchaser’s consultants have conducted a “Phase I” environmental Site Assessment of the Facility (“Purchaser’s Environmental Assessment”) and a structural condition assessment of the Facility (“Purchaser’s Structural Condition Assessment”). Purchaser has received reports of Purchaser’s Environmental Assessment and Purchaser’s Structural Condition Assessment and has accepted the reports and any conditions disclosed therein and will not require any action on the part of the Seller in connection therewith.

7.2 Operation of the Property Pending the Closing.

(a) Except as otherwise expressly provided by this Agreement or with the prior written consent of Purchaser, between the date hereof and the Closing, Seller shall:

(i) maintain (A) all of the Property in its current condition, ordinary wear and tear excepted, and (B) insurance upon all of the Property in such amounts and of such kinds comparable to that in effect on the date of this Agreement;

(ii) comply with all contractual and other obligations of Seller relating to the Property;

(iii) comply in all material respects with all applicable Laws; and

(iv) pay all maintenance and similar fees and take all other appropriate actions as necessary to prevent the abandonment, loss or impairment of any of the Property.

(b) Without limiting the generality of the foregoing, except as otherwise expressly provided by this Agreement or with the prior written consent of Purchaser, Seller shall not:

(i) subject to any Lien or otherwise encumber or, except for Permitted Exceptions, permit, allow or suffer to be encumbered, any of the Property;

(ii) sell, assign, license, transfer, convey, lease or otherwise dispose of any of the Property other than excess or obsolete Personal Property;

(iii) cancel or compromise any debt or claim or waive or release any material right of Seller in any of the Property;

(iv) enter into any commitment for capital expenditures to or for the Property in excess of $10,000 for any individual commitment and $50,000 for all commitments in the aggregate that will not be fully completed and paid in full before the Closing;

(v) terminate, amend, restate, supplement or waive any rights under any Purchased Contract or Permit or Document; or

(vi) take any action which would adversely affect the ability of the parties to consummate the transactions contemplated by this Agreement.

7.3 Consents. Seller shall use its commercially reasonable efforts to obtain at the earliest practicable date all consents, waivers, approvals and notices are required to consummate, or in connection with, the transactions contemplated by this Agreement. All such consents, waivers, approvals and notices shall be in writing and in form and substance reasonably satisfactory to Purchaser, and executed counterparts of such consents, waivers and approvals shall be delivered to Purchaser promptly after receipt thereof, and copies of such notices shall be delivered to Purchaser promptly after the making thereof. Notwithstanding anything to the contrary in this Agreement, neither Purchaser nor any of its Affiliates shall be required to pay any amounts in connection with obtaining any consent, waiver or approval.

7.4 Title and Survey.

(a) Promptly after the date of this Agreement, Purchaser shall:

(i) cause, at Purchaser’s expense, the Title Company to issue, and deliver to Seller and Purchaser, a preliminary title report and commitment for an Owner Policy of Title Insurance to be in favor of Purchaser covering the Property in the amount of the Purchase Price (the “Title Commitment”), which Title Commitment shall be accompanied by true, complete and legible copies of all documents referred to in the Title Commitment (“Exception Documents”); and

(ii) cause, at Purchaser’s expense, a current, on-the-ground ALTA/ACSM land title survey of the Property to be prepared by a licensed survey engineer (“Surveyor”), based on the Title Commitment and Surveyor’s on-site inspection, which survey shall be certified to Seller, Purchaser, Purchaser’s lender (if any) and the Title Company (the “Survey”).

(b) Purchaser shall, within twenty (20) days after receipt of the latest to be delivered of the Title Commitment, Exception Documents and the Survey (the “Inspection Period”), give Seller written notice of any objections to title to the Property. Purchaser’s failure to timely give such written notice of objection shall be deemed to be Purchaser’s approval of the Title Commitment and the Survey, and all matters shown therein and not objected to by Purchaser shall be deemed approved by Purchaser for all purposes hereof and shall be included in the definition of “Permitted Exceptions;” provided that in no event shall any matters shown on Schedule B-1 of the Title Commitment constitute Permitted Exceptions hereunder, nor shall any lease of any part of the Property or any mortgage of any portion of the Property constitute Permitted Exceptions hereunder.

(c) In the event Purchaser objects to any of the items or matters shown or contemplated in the Title Commitment and the Survey on or prior to the last day in the Inspection Period, Seller may undertake, but shall not be obligated to undertake, to eliminate or modify all such matters to which Purchaser has objected to the reasonable satisfaction of Purchaser. In the event Seller elects not to or fails to eliminate or modify such matters to which Purchaser has objected at least five (5) business days before the Closing Date, Purchaser shall have the right to terminate this Agreement by written notice to Seller, whereupon neither party shall have any further rights or obligations hereunder except for those obligations that expressly survive the termination of this Agreement. If Purchaser fails to so terminate this Agreement

Purchaser shall be deemed to have waived any remaining unsatisfied objections to the Title Commitment or Survey, and any such remaining matters shall thereafter be deemed approved by Purchaser and shall be “Permitted Exceptions” for all purposes hereunder (except as otherwise provided in this Section 7.4). In such event no adjustment shall be made in the Purchase Price, unless hereafter otherwise agreed in writing by the parties hereto.

7.5 Further Assurances. Each of Seller and Purchaser shall use its commercially reasonable efforts to (i) take, or cause to be taken, all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement.

7.6 Publicity.

(a) Neither Seller, Parent nor Purchaser shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other party hereto, which approval will not be unreasonably withheld or delayed, unless, in the sole judgment of Parent, disclosure is otherwise required by applicable Law or by the applicable rules of any stock exchange or other market on which Parent lists securities.

(b) Each of Seller, Purchaser and Parent agrees that it shall not disclose or otherwise make available to the public the terms of this Agreement and that copies of this Agreement shall not be publicly filed or otherwise made available to the public, except where such disclosure, availability or filing is required by applicable Law and only to the extent required by such Law.

7.7 Cooperation with Financing. In order to assist with obtaining Purchaser’s financing for the transactions contemplated by this Agreement, Seller shall provide such assistance and cooperation as Purchaser and its Affiliates may reasonably request, including (i) cooperating with prospective lenders in performing their due diligence, and (ii) helping to procure other definitive financing documents or other reasonably requested certificates or documents, including customary certificates, legal opinions, real estate title documentation and estoppel certificates.

7.8 Notification of Certain Matters. Seller shall give notice to Purchaser, and Purchaser shall give notice to Seller, as promptly as reasonably practicable upon becoming aware of (a) any fact, change, condition, circumstance, event, occurrence or non-occurrence that has caused or is reasonably likely to cause any representation or warranty in this Agreement made by it to be untrue or inaccurate in any respect at any time after the date hereof and prior to the Closing, (b) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or (c) the institution of or the threat of institution of any Legal Proceeding related to this Agreement or the transactions contemplated hereby; provided that the delivery of any notice pursuant to this Section 7.8 shall not limit or otherwise affect the remedies available to the parties under the Asset Purchase Agreement, or the representations or warranties of, or the conditions to the obligations of, the parties hereto and thereto.

ARTICLE VIII

CONDITIONS TO CLOSING

8.1 Conditions Precedent to Obligations of Purchaser. The obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by Purchaser in whole or in part to the extent permitted by applicable Law):

(a) the representations and warranties of Seller set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing as though made at and as of the Closing, except to the extent such representations and warranties expressly relate to an earlier date;

(b) Seller shall have performed and complied in all respects with all obligations and agreements required in this Agreement to be performed or complied with by it on or prior to the Closing Date, and Purchaser shall have received copies of such trust agreements, and other documents evidencing the performance thereof as Purchaser may reasonably request;

(c) no Legal Proceedings shall have been instituted or threatened or claim or demand made against Seller, Parent or Purchaser seeking to restrain or prohibit, or to obtain substantial damages with respect to, the consummation of the transactions contemplated hereby, and there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

(d) the parties shall have received all required consents and approvals for the transfer of the Property to Purchaser;

(e) Seller shall have provided Purchaser with affidavits of non-foreign status of Seller that comply with section 1445 of the Code (a “FIRPTA Affidavit”);

(f) there shall have been received from each Tax Authority to which application has been made pursuant to, or in accordance with, this Agreement tax certificates or tax searches in form and substance reasonably satisfactory to Purchaser;

(g) Seller shall have delivered, or caused to be delivered, to Purchaser a duly executed (i) special warranty deed to the Land and Building in form and substance commonly used in real estate transactions in the Commonwealth of Pennsylvania; (ii) bill of sale in the form of Exhibit B hereto as to Personal Property, Documents, Plans and Specifications and Warranties; and (iii) assignment and assumption in the form of Exhibit C hereto as to Purchased Contracts;

(h) Purchaser shall have received from Title Company a standard ALTA Owner Policy of Title Insurance as used in the Commonwealth of Pennsylvania, issued by the Title Company, insuring the good and indefeasible fee simple title of Purchaser to the Property in the amount of the Purchase Price, free and clear of all Liens and Indebtedness except Permitted

Exceptions (the “Title Policy”). The basic cost of the Title Policy shall be paid by Purchaser, and if Purchaser elects to have the survey exception modified to read “shortages in area” only, the additional premium for such modification shall be paid by Purchaser;

(i) Purchaser shall have received the Survey of the Land and Buildings in form and substance reasonably acceptable to Purchaser;

(j) Purchaser shall have obtained the issuance, reissuance or transfer of all Permits for Purchaser to acquire and operate the Property as of the Closing Date, and the Seller shall have satisfied all property transfer requirements arising under Law;

(k) Seller shall have delivered all instruments and documents necessary to release any and all Liens on the Property other than Permitted Exceptions, including appropriate UCC financing statement amendments (termination statements), and Seller shall have delivered written terminations of the Leases described on Schedule 1.1(c);

(l) Purchaser shall have received evidence reasonably satisfactory to Purchaser that all obligations secured by Liens on any of the Property have been paid in full or will be paid in full at the Closing, and Purchaser shall have received such releases of Liens and terminations of Lien filings as Purchaser may reasonably request;

(m) The Asset Purchase Agreement shall be in full force and effect, all conditions to closing under the Asset Purchase Agreement shall have been satisfied or waived, and the transactions contemplated by the Asset Purchase Agreement shall close simultaneously with the Closing under this Agreement;

(n) Seller shall have delivered all instruments and documents to the Title Company for the Title Company to issue the Title Policy insuring fee simple title in Purchaser to the Land and Building subject only to Permitted Exceptions;

(o) Seller shall have delivered, or caused to be delivered, to Purchaser such other documents as Purchaser and/or the Title Company may reasonably request, such as a seller’s affidavit and gap indemnity;

(p) Seller shall have delivered possession of the Property (including Documents) to Purchaser subject only to Permitted Exceptions; and

(q) in the event of (i) the occurrence of any minor casualty to any of the Property occurring after the date hereof up to and including the Closing Date, or (ii) Seller or Klein receives notice or otherwise becomes aware of a pending condemnation or other taking of any minor portion of the Property prior to the Closing Date, the transactions contemplated hereunder shall nevertheless close as scheduled, except that in any such event Purchaser shall receive an assignment of all of Seller’s and Klein’s interest in or rights to receive insurance proceeds therefor (to the extent the loss sustained by any such casualty or condemnation or taking is insured) plus a credit against the Purchase Price for the amount of any deductible plus any shortfall in insurance proceeds to pay for complete repair and restoration, or if the loss sustained through such casualty or condemnation or taking is not insured Purchaser shall receive a credit against the Purchase Price for the full cost to repair all damage sustained, replace all property taken, and/or renovate the property after such casualty or condemnation or taking, as applicable. As used herein, a minor casualty or a taking or condemnation of a minor portion of the Property shall mean, in Purchaser’s reasonable determination, any damage to, condemnation or taking of any portion of the Property which does not have a material impact on the operations of the present tenant on the Improved Parcel, whether such impact is temporary or permanent. It is the intent of the parties hereto that all risk of loss to the Property will remain with Seller up to and including any loss sustained on the Closing Date.

8.2 Conditions Precedent to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by Seller in whole or in part to the extent permitted by applicable Law):

(a) the representations and warranties of Purchaser set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing as though made at and as of the Closing, except to the extent such representations and warranties expressly relate to an earlier date;

(b) Purchaser shall have performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date;

(c) there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

(d) Purchaser shall have delivered, or caused to be delivered, to Seller a duly executed assignment and assumption agreement in the form attached hereto as Exhibit C hereto;

(e) Purchaser shall have delivered, or caused to be delivered, to Seller evidence of the wire transfer referred to in Section 3.1 hereof and shall have unconditionally instructed and authorized the release of such funds by the Title Company; and

(f) The Asset Purchase Agreement shall be in full force and effect, all conditions to closing under the Asset Purchase Agreement shall have been satisfied or waived, and the transactions contemplated by the Asset Purchase Agreement shall close simultaneously with the Closing under this Agreement.

ARTICLE IX

TAXES

9.1 Transfer Taxes. All stamp, documentary, filing, recording, transfer, real estate transfer, registration, duty, or similar fees or taxes or governmental charges (together with any interest or penalty, addition to tax or additional amount imposed) as levied by any Taxing Authority in connection with the transactions contemplated by this Agreement (collectively, “Transfer Taxes”) shall be borne and paid 50% by Seller and 50% by Purchaser, regardless of the Person liable for such Transfer Taxes under applicable Law. Each of Purchaser and Seller shall timely file or caused to be filed all necessary documents (including all Tax affidavits and certificates) with respect to Transfer Taxes required by Law to be filed by such party.

9.2 Prorations. Seller shall bear any one-time special assessments or levies for property and ad valorem tax liability with respect to the Property if the lien or assessment date arises prior to the Closing Date irrespective of the reporting and payment dates of such taxes. All other real property taxes, personal property taxes, or ad valorem obligations and similar recurring taxes and fees on the Property for taxable periods beginning before, and ending after, the Closing Date, shall be prorated between Purchaser and Sellers as of the Closing Date, based on the applicable fiscal year of the taxing authority. Seller shall be responsible for all such taxes and fees on the Property allocated to the period up to and including the Closing Date. Purchaser shall be responsible for all such taxes and fees on the Property allocated to the period after the Closing Date.

ARTICLE X

MISCELLANEOUS

10.1 Expenses. Except as otherwise provided in this Agreement, each of Seller and Purchaser shall bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby. Liabilities for expenses incurred by Seller will not be assumed by Purchaser.

10.2 Specific Performance. Seller acknowledges and agrees that the breach of this Agreement would cause irreparable damage to Purchaser and Parent, and that Purchaser and Parent will not have an adequate remedy at law. Therefore, the obligations of Seller under this Agreement, including Seller’s obligation to sell the Property to Purchaser, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be in addition to any other remedies which any party may have under Section 11.2 of this Agreement.

10.3 Submission to Jurisdiction; Consent to Service of Process.

(a) The parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the Commonwealth of Pennsylvania over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the delivery of a copy thereof in accordance with the provisions of Section 10.6.

10.4 Entire Agreement; Amendments and Waivers. This Agreement (including the schedules and exhibits hereto), together with the Asset Purchase Agreement and the other documents and agreements to be delivered in connection herewith and therewith, represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach or of any breach under the Asset Purchase Agreement. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

10.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts made in such State related to the sale and purchase of real estate.

10.6 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile during regular business hours (with written confirmation of transmission) or (iii) one business day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

If to Seller, to:

c/o Steven C. Dressler
100 West End Road
Wilkes-Barre, PA 18703
Facsimile: (570) 823-7177

With a copy to:

Rosenn, Jenkins & Greenwald, LLP
15 South Franklin Street
Wilkes-Barre, PA 18711
Facsimile: (570) 821-4714
Attention: Bruce Rosenthal

If to Purchaser, to:

Core-Mark Midcontinent, Inc.
395 Oyster Point Boulevard
No. 415 South
San Francisco, CA 94080
Facsimile: (650) 589-4010
Attention: Chief Financial Officer

With a copy to:

Weil, Gotshal & Manges LLP
201 Redwood Shores Parkway
Redwood Shores, CA 94065
Facsimile: (650) 802-3100
Attention: Richard Millard

10.7 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

10.8 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by either Seller or Purchaser (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void; provided, however, that Purchaser may assign this Agreement and any or all rights or obligations hereunder (including, without limitation, Purchaser’s rights to purchase the Property) to any Affiliate of Purchaser, any Person from which either Purchaser or Parent has borrowed money or any Person to which Purchaser or any of its Affiliates proposes to sell all or substantially all of the assets relating to the Business. Upon any such permitted assignment, the references in this Agreement to Purchaser shall also apply to any such assignee unless the context otherwise requires.

10.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

ARTICLE XI

INDEMNIFICATION

11.1 Survival of Representations and Warranties. The representations and warranties of the parties contained in this Agreement, any certificate or document delivered pursuant hereto shall survive the Closing through and including the 18 month anniversary of the Closing Date; provided, however, that the representations and warranties (a) of Seller set forth in Sections 5.1 (organization and good standing), 5.2 (authorization of Agreement), and 5.4 (title to property) shall survive the Closing indefinitely and (b) of Purchaser set forth in Sections 6.1 (organization), and 6.2 (authorization of Agreement) shall survive the Closing indefinitely (in each case, the “Survival Period”).

11.2 Indemnification. The sole remedies for any breach of any representation, warranty, covenant or agreement contained in this Agreement shall be those remedies provided: (i) under Article X of the Asset Purchase Agreement (i.e., a right to indemnification exercisable against Klein Candy Co., which right to indemnification is secured under the terms of the Asset Purchase Agreement by the Escrow Agreement and the Guaranty, as such terms are defined in the Asset Purchase Agreement), and (ii) in Section 10.2 hereof exercisable against the Seller.

ARTICLE XII

SELLER REPRESENTATIVE

12.1 Appointment. Each person or trust comprising the Seller (each hereinafter referred to individually as an “Appointing Party” and collectively as the “Appointing Parties”) hereby appoints Steven Dressler, acting as the representative of the Seller and each Appointing Party (the “Seller Representative”), as the attorney-in-fact for and on behalf of the Seller and such Appointing Party, and the taking by the Seller Representative of any and all actions and the making of any decisions required or permitted to be taken by him under this Agreement, including the exercise of the power to take all actions necessary in the judgment of the Seller Representative to accomplish the terms and conditions of this Agreement for and on behalf of the Seller and each Appointing Party. Accordingly, the Seller Representative has unlimited authority and power to act on behalf of the Seller and each Appointing Party with respect to this Agreement and the disposition, settlement or other handling of all claims, rights or obligations arising from and taken pursuant to this Agreement. The Seller and the Appointing Party will be bound by all actions taken by the Seller Representative in connection with this Agreement and Purchaser shall be entitled to rely on any action or decision of the Seller Representative.

12.2 Access; Disclosure; Liability. The Seller Representative shall be given access to such information about Seller, Purchaser or the Property as is necessary and appropriate to enable the Seller Representative to perform the duties and responsibilities set forth in this Article XII; provided, however, that, except to the extent necessary to perform the duties and responsibilities set forth in this Article XII, the Seller Representative agrees not to use or disclose, and to hold in strict confidence, any such information about the Seller, Purchaser or the Property so provided. The Seller Representative will incur no liability to Seller or the Appointing Parties with respect to any action taken or suffered by him in reliance upon any notice, direction, instruction, consent, statement or other document believed by him to be genuine and to have been signed by the proper person (and shall have no responsibility to determine the authenticity thereof), nor for any other action or inaction, except his own willful misconduct or gross negligence. The Seller and the Appointing Parties agree that, in all questions arising under this Agreement, the Seller Representative may rely on the advice of counsel, and the Seller Representative will not be liable to Seller or any Appointing Party for anything done, omitted or suffered in good faith by the Seller Representative based on such advice. Seller and the Appointing Parties agree that the Seller Representative will not be required to take any action involving any expense unless the payment of such expense is made or provided for by the Appointing Parties in a manner satisfactory to him.

12.3 Replacement. At any time during the term of this Agreement, the Appointing Parties may remove and replace the individual serving as the Seller Representative by unanimous written consent by sending notice and a copy of the written consent appointing such new individual or individuals signed by each of the Appointing Parties to Purchaser. Such appointment will be effective upon the later of the date indicated in the consent or the date such consent is received by Purchaser. Any such new individual shall serve in such capacity subject to the terms and conditions of this Agreement and provide notice to Purchaser of his or her identity, along with notice information for purposes of this Agreement.

12.4 Indemnification. Each Appointing Party shall, jointly and severally, indemnify and hold the Seller Representative harmless from any and all liability and expense (including, without limitation, counsel fees) that may arise out of any action taken or omitted by him as the Seller Representative in accordance with this Agreement, as the same may be amended, modified or supplemented, except such liability and expense as may result from the gross negligence or willful misconduct of the Seller Representative.

12.5 Payment of Costs. All reasonable costs and expenses payable by the Seller Representative hereunder on behalf of any Appointing Party will be paid exclusively on a pro rata basis by the Appointing Party upon demand by the Seller Representative.

12.6 Seller Fully Liable. As between Seller and the Appointing Parties, on the one hand, and the Purchaser, on the other, all actions of the Seller Representative shall be deemed for all purposes to be actions of the Seller hereunder, taken with full knowledge and approval of the Seller, and Seller is liable to Purchaser therefor for all purposes hereunder and under Article X of the Asset Purchase Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers, as of the date first written above.

PURCHASER:

CORE-MARK MIDCONTINENT, INC., an Arkansas corporation

By:	/s/ J. Michael Walsh
Name:	J. Michael Walsh
Title:	President

SELLER:

/s/ Steven C. Dressler
STEVEN C. DRESSLER

/s/ Adele Dressler
ADELE DRESSLER

/s/ Adele Dressler
ADELE DRESSLER, Trustee under a certain Agreement of Trust dated October 9, 1996, for benefit of Cynthia Dressler

/s/ Adele Dressler
ADELE DRESSLER, Trustee under a certain Agreement of Trust dated October 28, 1999, for benefit of Adele Dressler’s grandchildren